SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) March 4th , 2005

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation)( Commission File Number)(I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors accepted resignation of Mr. Robert Clarke on March 4, 2005. Mr. Clarke resigned due to increasingly business of his growing companies. Mr. Clarke remaining amiable relationship with the Registrant, reverted his small amount of directorship shares to the Registrant.

As a result, the Board of Registrant consists of five (5) members, effective on March 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	March 4th, 2005	By: /S/ Dickson Lee

Dickson Lee, Chairman & CEO